UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES ACT OF 1934

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	57-0981653
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5430 LBJ Freeway, Suite 1700 Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be Registered:

Class A Common Stock, par value $0.01 per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

Note:  The registrant is filing this registration statement with the U.S. Securities and Exchange Commission in connection with the registrant’s transfer of the listing of its class A common stock, par value $0.01 per share, from the New York Stock Exchange LLC to the NYSE Amex LLC.

Item 1                 Description of Registrant’s Securities to be Registered.

The description of the registrant’s securities contained under the caption “Description of Capital Stock” is incorporated herein by reference to the preliminary prospectus dated as of March 6, 1998 filed as part of the registrant’s Pre-Effective Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-42643), which prospectus was filed with the U.S. Securities and Exchange Commission on March 6, 1998.

Item 2.                 Exhibits.

The securities described in this registration statement are to be listed on the NYSE Amex LLC, on which no other securities of the registrant are listed.  Accordingly, pursuant to the Instructions as to Exhibits on Form 8-A, no exhibits to this registration statement are required to be filed with the U.S. Securities and Exchange Commission or the NYSE Amex LLC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: January 13, 2011	A. Andrew R. Louis, Secretary